Exhibit 99.1

Contacts:	For Media:	Christopher Breslin
(212) 578-8824

	For Investors:	John McCallion
(212) 578-7888

METLIFE ANNOUNCES FIRST QUARTER 2012 RESULTS

– Premiums, Fees & Other Revenues Increase 7% Over 1Q 2011 to $11.6 Billion –

– Book Value Excluding Accumulated Other Comprehensive Income Grows 10%

Over 1Q 2011 to $46.52 Per Share –

– Operating Earnings of $1.5 Billion, or $1.37 Per Share, up 11% from 1Q 2011 –

– Net Loss of $174 Million, or $0.16 Per Share, Driven by Derivative Losses Due to Higher Interest Rates & Impact of MetLife’s Credit Spreads –

NEW YORK, April 26, 2012 – MetLife, Inc. (NYSE: MET) today reported a first quarter 2012 net loss of $174 million, or $0.16 per share, which was driven by derivative net losses of $1.3 billion, after tax, that were largely due to increases in interest rates and MetLife’s lower credit spreads during the quarter. MetLife uses derivatives in connection with its broader portfolio management strategy to hedge a number of risks, including changes in interest rates and fluctuations in foreign currencies. Movement in interest rates, foreign currencies and MetLife’s credit spreads – which impact the valuation of certain insurance liabilities – can generate derivative gains or losses. Derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.

MetLife today also reported first quarter 2012 operating earnings1 of $1.5 billion, or $1.37 per share.

[1]

Information regarding the non-GAAP financial measures included in this press release and the reconciliation of the historical non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the First Quarter 2012 Financial Supplement.

“MetLife had a very strong first quarter,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “Year over year, we grew premiums, fees & other revenues by 7% and increased operating earnings per share by 11%. These results reflect top line growth in all of MetLife’s global regions, sound fundamentals and the core earnings power of our diversified businesses.”

SUMMARY

•	First quarter 2012 operating earnings of $1.5 billion, or $1.37 per share, up 11% over the first quarter of 2011

•

Premiums, fees & other revenues of $11.6 billion, up 7% over the first quarter of 2011, reflecting strong growth in all three geographic regions – the Americas, Asia and EMEA (Europe, the Middle East and Africa)

•	Net investment income of $5.1 billion, up 6% over the first quarter of 2011, driven by solid recurring income; variable investment income was within the plan range for the quarter

($ in millions, except per share data)	For the three months ended March 31,
	2012	2011	Change
Premiums, fees & other revenues	$11,605	$10,832	7%
Total operating revenues	$16,690	$15,615	7%
Net income (loss)	$(174)	$701	—
Net income (loss) per share	$(0.16)	$0.66	—
Operating earnings	$1,463	$1,318	11%
Operating earnings per share	$1.37	$1.23	11%
Book value per share	$53.37	$43.42	23%
Book value per share, excluding AOCI	$46.52	$42.24	10%

BUSINESS DISCUSSIONS

All comparisons of first quarter 2012 results in the business discussions that follow are with the first quarter of 2011, unless otherwise noted. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the First Quarter 2012 Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

Beginning with the first quarter of 2012, MetLife is reporting results under its new organizational structure, which consists of three broad geographic regions – the Americas, Asia and EMEA – to better reflect the company’s global reach.

The former U.S. Business and the company’s operations in Latin America are now reported in the following segments within the Americas:

•	Retail Products (U.S. retail life insurance and annuities);

•	Group, Voluntary and Worksite Benefits (U.S. group life, non-medical health and property & casualty insurance);

•	Corporate Benefit Funding (U.S. & U.K. pension closeouts, structured settlements and other benefit funding products); and

•	Latin America.

The company’s businesses outside the United States (other than U.K. pension closeouts) were formerly reported in the Japan and Other International Regions segments. These businesses, other than the company’s operations in Latin America, are now reported in Asia and EMEA.

All prior period amounts have been revised to conform to the new reporting structure.

Results for the current and all prior periods also reflect the adoption and retrospective application of new guidance regarding accounting for deferred acquisition costs (“DAC”).

THE AMERICAS

Total operating earnings for the Americas grew 13% to $1.2 billion while premiums, fees & other revenues grew 7% to $8.3 billion, reflecting growth across all segments.

Retail Products

Operating earnings for Retail Products – which includes U.S. retail life insurance and annuities – were $408 million, up 20% due to higher fees and strong investment margins. The increase in earnings was partially offset by a $26 million, or $0.02 per share, after tax charge for the expected acceleration of benefit payments to policyholders under a multi-state examination related to unclaimed property and MetLife’s use of the Social Security Death Master File. Premiums, fees & other revenues for Retail Products were $2.5 billion, up 12% due to higher annuity fees, increased sales of income annuities and growth in the retail life business. Variable annuity sales were $4.9 billion, down 13%.

Group, Voluntary and Worksite Benefits

Operating earnings for Group, Voluntary and Worksite Benefits – which includes U.S. group life, non-medical health and property & casualty insurance – were $304 million, up 11% mainly due to favorable claims experience in the non-medical health and property & casualty businesses as well as strong investment margins. Premiums, fees & other revenues for Group, Voluntary and Worksite Benefits were $4.4 billion, up 3% due to growth across the businesses, including favorable sales and persistency in group life and higher revenues from dental, disability, and property & casualty insurance products.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding – which includes the U.S. and U.K. pension closeout businesses, structured settlements and other benefit funding products – were $298 million, up 3% due to favorable underwriting results. Premiums, fees & other revenues for Corporate Benefit Funding were $622 million, up 16% due to higher pension closeout sales (which often fluctuate significantly from quarter to quarter) and an increase in structured settlement sales.

Latin America

Operating earnings for Latin America were $148 million, up 22% due to growth across the region and improved underwriting results. Premiums, fees & other revenues in Latin America were $887 million, up 13% led by higher immediate annuity sales in Chile. Total sales grew 19%, driven by pension sales in Mexico and accident & health sales in Argentina.

ASIA

Operating earnings for Asia were $297 million, up 33% due to growth in the business – particularly in Japan – as well as expense efficiency. Premiums, fees & other revenues in Asia were $2.3 billion, up 8% due to business growth in Japan, Korea and Australia, as well as improved persistency in both Japan and Korea. Total sales for the region grew 15%, driven by increases in Japan, China and Australia.

EMEA

Operating earnings for EMEA were $76 million, down 4% due to the negative impact of foreign currency exchange rates, partially offset by growth in the Middle East and Turkey. Premiums, fees & other revenues in EMEA were $899 million, up 9% driven in part by strong persistency across the region. Total sales for the region grew 7% with growth impacted by the challenging economic environment in Europe.

CORPORATE & OTHER

Corporate & Other had an operating loss of $68 million, compared with an operating loss of $9 million. First quarter 2012 results were impacted by lower net investment income, lower earnings from MetLife Bank’s forward mortgage servicing operations and a $26 million, or $0.02 per share, after tax charge representing a multi-state examination payment related to unclaimed property and MetLife’s use of the Social Security Death Master File.

INVESTMENTS

Net investment income was $5.1 billion, up 6% due to solid recurring income. Variable investment income was within the plan range at $239 million ($155 million, after tax) compared with $283 million ($184 million, after tax) in the first quarter of 2011.

For the first quarter of 2012, MetLife reported a $145 million, after tax, investment portfolio net loss compared with an investment portfolio net loss of $27 million, after tax. Derivative net losses were $1.3 billion, after tax, compared with derivative net losses of $253 million, after tax, in the first quarter of 2011.

Recast Projected 2012 Operating Earnings by Segment

Following the company’s reorganization into three geographic regions, MetLife has recast its 2012 projected operating earnings by segment to align with the company’s new financial reporting structure. MetLife is not affirming or updating its 2012 projections, which were originally provided on December 5, 2011.

2012 Projected Operating Earnings By Segment

($ in millions, after tax)

Retail Products	$1,315 - $1,395

Group, Voluntary & Worksite Benefits	$1,075 - $1,155

Corporate Benefit Funding	$1,010 - $1,070

Latin America	$525 - $575

The Americas	$3,925 - $4,195

Asia	$1,110 - $1,210

EMEA	$275 - $325

Corporate & Other	$(170) - $(160)

Total Company	$5,140 - $5,570

Total Company Earnings Per Share	$4.80 - $5.20

Conference Call

MetLife will hold its first quarter 2012 earnings conference call and audio Webcast on Friday, April 27, 2012 from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1027. To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Friday, April 27, 2012 until Friday, May 4, 2012 at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844. The access code for the replay is 226301. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe, the Middle East and Africa. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share and premiums, fees and other revenues, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share and premiums, fees and other revenues (operating), respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife (“Divested businesses”). Operating revenues also excludes net investment gains (losses) (“NIGL”) and net derivative gains (losses) (“NDGL”).

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB fees”);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market value adjustments”);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (“VOBA”) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding accumulated other comprehensive income (“AOCI”) and book value per diluted common share, excluding AOCI, should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share and book value per diluted common share, respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the First Quarter 2012 Financial Supplement and/or in the tables that accompany this earnings press release.

In this press release, MetLife has recast projections of its future earnings on an operating and non-GAAP basis. A reconciliation of the non-GAAP measures is not accessible on a forward-looking basis because MetLife believes it is not possible to provide other than a range of net investment gains and losses, which can fluctuate significantly within or without the range and from period to period and may have a significant impact on GAAP net income.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the trajectory of the national debt of the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) uncertainty about the effectiveness of governmental and regulatory actions to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (5) impact of comprehensive financial services regulation reform on us; (6) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (7) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (8) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (15) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (16) the dilutive impact on our stockholders resulting from the settlement of common equity units issued in connection with the acquisition of ALICO or otherwise; (17) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (26) changes in accounting standards, practices and/or policies; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber-or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

#  #  #

MetLife, Inc.

(Unaudited)(1)

	For the Three Months Ended March 31,
	2012	2011
	(In millions)
Interim Condensed Consolidated Statements of Operations:
Revenues
Premiums	$9,129	$8,554
Universal life and investment-type product policy fees	2,078	1,889
Net investment income	6,200	5,313
Other revenues	597	566
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(135)	(132)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	2	9
Other net investment gains (losses)	23	24

Total net investment gains (losses)	(110)	(99)
Net derivative gains (losses)	(1,978)	(315)

Total revenues	15,916	15,908

Expenses
Policyholder benefits and claims	9,104	8,237
Interest credited to policyholder account balances	2,557	1,924
Policyholder dividends	343	372
Other expenses	4,321	4,090

Total expenses	16,325	14,623

Income (loss) from continuing operations before provision for income tax	(409)	1,285
Provision for income tax expense (benefit)	(275)	361

Income (loss) from continuing operations, net of income tax	(134)	924
Income (loss) from discontinued operations, net of income tax	14	(40)

Net income (loss)	(120)	884
Less: Net income (loss) attributable to noncontrolling interests	24	7

Net income (loss) attributable to MetLife, Inc.	(144)	877
Less: Preferred stock dividends	30	30
Preferred stock redemption premium (2)	—	146

Net income (loss) available to MetLife, Inc.'s common shareholders	$(174)	$701

Reconciliation to Operating Earnings Available to Common Shareholders:
Net income (loss) available to MetLife, Inc.'s common shareholders	$(174)	$701
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(110)	(99)
Less: Net derivative gains (losses)	(1,978)	(315)
Less: Other adjustments to continuing operations	(410)	(213)
Less: Provision for income tax (expense) benefit	871	203
Less: Income (loss) from discontinued operations, net of income tax	14	(40)
Add: Net income (loss) attributable to noncontrolling interests	24	7
Add: Preferred stock redemption premium (2)	—	146

Operating earnings available to common shareholders	$1,463	$1,318

	For the Three Months Ended March 31,
	2012	2011
	(In millions)
Reconciliation of GAAP revenues to operating revenues and GAAP expenses to operating expenses:
Total revenues	$15,916	$15,908
Less: Net investment gains (losses)	(110)	(99)
Less: Net derivative gains (losses)	(1,978)	(315)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(6)	(3)
Less: Other adjustments to revenues	1,320	710

Total operating revenues	$16,690	$15,615

Total expenses	$16,325	$14,623
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	192	28
Add: Other adjustments to expenses	(1,916)	(948)

Total operating expenses	$14,601	$13,703

	For the Three Months Ended March 31,
	2012	2011
	(In millions)
Reconciliation of GAAP premiums, fees and other revenues to operating premiums, fees and other revenues:
Total premiums, fees and other revenues	$11,804	$11,009
Less: Adjustments to premiums, fees and other revenues	199	177

Total operating premiums, fees and other revenues	$11,605	$10,832

	For the Three Months Ended March 31,
	2012	2011
Diluted Earnings Per Common Share Calculation:
Net income (loss) available to MetLife, Inc.'s common shareholders per common share - diluted (3),(4)	$(0.16)	$0.66
Less: Net investment gains (losses)	(0.10)	(0.09)
Less: Net derivative gains (losses)	(1.85)	(0.29)
Less: Other adjustments to continuing operations	(0.38)	(0.19)
Less: Provision for income tax (expense) benefit	0.81	0.19
Less: Income (loss) from discontinued operations, net of income tax	0.01	(0.04)
Add: Net income (loss) attributable to noncontrolling interest	0.02	0.01
Add: Preferred stock redemption premium	—	0.14

Operating earnings available to common shareholders per common share - diluted (3),(4)	$1.37	$1.23

Weighted average common shares outstanding - diluted (2),(3),(4)	1,064.3	1,069.5

	March 31,
	2012	2011
Book Value Per Common Share Calculation: (5)
Book value per common share—(actual common shares outstanding)	$53.37	$43.42
Less: Accumulated other comprehensive income (loss) per common share	6.85	1.18

Book value per common share, excluding accumulated other comprehensive income (loss) - (actual common shares outstanding)	$46.52	$42.24

Common shares outstanding, end of period (2)	1,060.9	1,056.1

	For the Three Months Ended March 31,
	2012	2011
	(In millions)
Reconciliations of Net Income (Loss) Available to Common Shareholders to Operating Earnings Available to Common Shareholders:
Total The Americas Operations:
Net income (loss) available to MetLife, Inc.'s common shareholders	$306	$824
Less: Net investment gains (losses)	(35)	78
Less: Net derivative gains (losses)	(1,107)	(308)
Less: Other adjustments to continuing operations	(190)	(86)
Less: Provision for income tax (expense) benefit	466	95
Less: Income (loss) from discontinued operations, net of income tax	14	21

Operating earnings available to common shareholders	$1,158	$1,024

Retail Products:
Net income (loss) available to MetLife, Inc.'s common shareholders	$54	$279
Less: Net investment gains (losses)	66	35
Less: Net derivative gains (losses)	(522)	(74)
Less: Other adjustments to continuing operations	(104)	(86)
Less: Provision for income tax (expense) benefit	196	43
Less: Income (loss) from discontinued operations, net of income tax	10	20

Operating earnings available to common shareholders	$408	$341

Group, Voluntary and Worksite Benefits:
Net income (loss) available to MetLife, Inc.'s common shareholders	$30	$195
Less: Net investment gains (losses)	(6)	11
Less: Net derivative gains (losses)	(379)	(99)
Less: Other adjustments to continuing operations	(38)	(32)
Less: Provision for income tax (expense) benefit	149	42

Operating earnings available to common shareholders	$304	$273

Corporate Benefit Funding:
Net income (loss) available to MetLife, Inc.'s common shareholders	$93	$240
Less: Net investment gains (losses)	(98)	12
Less: Net derivative gains (losses)	(243)	(130)
Less: Other adjustments to continuing operations	21	41
Less: Provision for income tax (expense) benefit	111	27
Less: Income (loss) from discontinued operations, net of income tax	4	1

Operating earnings available to common shareholders	$298	$289

Latin America:
Net income (loss) available to MetLife, Inc.'s common shareholders	$129	$110
Less: Net investment gains (losses)	3	20
Less: Net derivative gains (losses)	37	(5)
Less: Other adjustments to continuing operations	(69)	(9)
Less: Provision for income tax (expense) benefit	10	(17)

Operating earnings available to common shareholders	$148	$121

Asia:
Net income (loss) available to MetLife, Inc.'s common shareholders	$213	$107
Less: Net investment gains (losses)	(103)	(126)
Less: Net derivative gains (losses)	(30)	56
Less: Other adjustments to continuing operations	(6)	(14)
Less: Provision for income tax (expense) benefit	57	28
Less: Income (loss) from discontinued operations, net of income tax	—	(61)
Add: Net income (loss) attributable to noncontrolling interest	2	—

Operating earnings available to common shareholders	$297	$224

EMEA:
Net income (loss) available to MetLife, Inc.'s common shareholders	$82	$44
Less: Net investment gains (losses)	7	(54)
Less: Net derivative gains (losses)	29	19
Less: Other adjustments to continuing operations	18	(13)
Less: Provision for income tax (expense) benefit	(26)	20
Add: Net income (loss) attributable to noncontrolling interest	22	7

Operating earnings available to common shareholders	$76	$79

Corporate & Other:
Net income (loss) available to MetLife, Inc.'s common shareholders	$(775)	$(274)
Less: Net investment gains (losses)	21	3
Less: Net derivative gains (losses)	(870)	(82)
Less: Other adjustments to continuing operations	(232)	(100)
Less: Provision for income tax (expense) benefit	374	60
Add: Preferred stock redemption premium	—	146

Operating earnings available to common shareholders	$(68)	$(9)

(1)	Certain amounts in the prior periods have been revised in connection with MetLife, Inc.'s reorganization into three broad geographic regions as well as the retrospective application of the first quarter 2012 adoption of ASU 2010-26.

(2)	In connection with the financing of the acquisition of American Life Insurance Company and Delaware American Life Insurance Company in November 2010, MetLife, Inc. issued to AM Holdings LLC (formerly known as ALICO Holdings LLC) (“AM Holdings”) 6,857,000 shares of convertible preferred stock. For purposes of the December 31, 2010 common share and weighted average common share calculations, the convertible preferred stock was treated as 68,570,000 shares of common stock. On March 8, 2011, MetLife, Inc. issued 68,570,000 shares of common stock for net proceeds of $3.0 billion, which were used to repurchase and cancel the 6,857,000 shares of convertible preferred stock held by AM Holdings, resulting in a preferred stock redemption premium of $146 million. As the convertible preferred stock shares were treated as common shares in the December 31, 2010 share calculations, there is no impact to the March 31, 2011 share calculations for the 68,570,000 shares of common stock issued on March 8, 2011.

(3)	For the three months ended March 31, 2012, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to net income (loss) available to MetLife Inc.'s common shareholders per common share - diluted and operating earnings available to common shareholders per common share - diluted.

(4)	For the three months ended March 31, 2012, 6.6 million shares, related to the assumed exercise or issuance of stock-based awards have been excluded from the weighted average common shares outstanding - diluted, as to include these assumed shares would be anti-dilutive to net income (loss) available to MetLife, Inc.'s common shareholders per common share - diluted. These shares were included in the calculation of operating earnings available to common shareholders per common share - diluted.

(5)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss) exclude $2,043 million of equity related to preferred stock.